Exhibit 10.1

ASSUMPTION AGREEMENT

This Assumption Agreement, dated as of December 30, 2002, is entered into by and between Versailles Acquisition Corporation, a Delaware corporation (“VAC”) and Houghton Mifflin Company, a Massachusetts corporation (“HM”).

WHEREAS, VAC has entered into the Share Purchase Agreement with Seller and Vivendi Universal, S.A., pursuant to which VAC has agreed to acquire and Seller has agreed to sell all of the outstanding capital stock of HM (the “Acquisition”) on the date hereof,

WHEREAS, immediately following the consummation of the Acquisition and the filing of Articles of Consolidation with the Secretary of the Commonwealth of Massachusetts, VAC will merge with and into HM (the “Merger”); and

WHEREAS, HM will be the surviving entity.

NOW, THEREFORE, the parties hereto agree as follows:

Reference is made to that certain Credit and Guaranty Agreement (the “Credit Agreement”) dated as of December 30, 2002 by and among VAC, VERSAILLES U.S. HOLDING INC., a Delaware corporation, the Lenders party thereto from time to time, CIBC WORLD MARKETS CORP. and GOLDMAN SACHS CREDIT PARTNERS L.P., as Joint Lead Arrangers and Joint Bookrunners, GSCP and DEUTSCHE BANK SECURITIES INC., as Co-Syndication Agents, FLEET SECURITIES, Inc. as Co–Documentation Agent, and CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent and as Collateral Trustee (“CIBC”).  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

It is hereby acknowledged and agreed by HM that as of the date hereof HM has assumed all of the rights, obligations and liabilities of VAC under the Credit Documents and under the Bridge Facility Documents.

Without limiting any of the foregoing, HM hereby (i) agrees that HM will comply with all the terms and conditions of the Pledge and Security and Collateral Trust Agreement dated as of the date hereof made between VAC and CIBC, as Collateral Trustee, as if it were an original signatory thereto, (ii) grants to Collateral Trustee for the benefit of the Secured Parties (as such term is defined in the Pledge and Security and Collateral Trust Agreement) a security interest in all of HM’s right, title and interest in and v to all Collateral (as such term is defined in the Pledge and Security and Collateral Trust Agreement) of HM, in each case whether now or hereafter existing or in which HM now has or hereafter acquires an interest and wherever the same may be located and (iii) grants the Trust Estate (as such term is defined in the Pledge and Security and Collateral Trust Agreement) to hold in trust for the benefit of the Secured Parties in accordance with the terms therein.  All such Collateral and Trust Estate shall be deemed to be part of the Collateral and Trust Estate, as applicable, hereafter subject to each of the terms and conditions of the Pledge and Security and Collateral Trust Agreement.

The parties hereto understand and agree that the provisions of this Assumption Agreement are for the benefit of (i) the Agents and Lenders under the Credit Agreement and this

Assumption Agreement is executed by the Administrative Agent in acknowledgment thereof, and (ii) the Agents and Lenders (as defined therein) under the Bridge Facility Documents and this Assumption Agreement is also executed by the Administrative Agent (as defined therein) in acknowledgement thereof.

This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.  This Assumption Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

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Very truly yours,

HOUGHTON MIFFLIN COMPANY

By:	/s/ Paul D. Weaver
Name: Paul D. Weaver
Title: Senior Vice President, General Counsel and Clerk

VERSAILLES ACQUISITION CORPORATION,

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: Vice President, Assistant Secretary and Assistant Treasurer

Accepted and agreed:
CIBC WORLD MARKETS CORP.,
as Administrative Agent

By:	/s/ Deborah Strek
Name: Deborah Strek
Title: Managing Director

Accepted and agreed:
GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent under the Bridge Loan Agreement

By:	/s/
Authorized Signatory